UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): January 22, 2019

FBL Financial Group, Inc.
(Exact name of registrant as specified in its charter)

Iowa	1-11917	42-1411715
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5400 University Avenue, West Des Moines, Iowa		50266-5997
(Address of principal executive offices)		(Zip Code)

(515) 225-5400
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 8.01 Other Events

During the fourth quarter of 2018, FBL Financial Group, Inc. (the Company) offered a voluntary early retirement program to certain employees based on age and tenure. This program excluded senior executive officers. This program supports the
Company's ongoing expense savings efforts while providing eligible employees with enhanced retirement benefits. This offering is expected to result in a pre-tax charge of approximately $7.7 million ($0.24 per basic and diluted common share after tax) in the fourth quarter of 2018. The fourth quarter charge includes $5.3 million representing the acceleration of the amortization of an accumulated actuarial loss in the defined benefit plan. The Company expects this initiative to reduce its operating expenses starting in early fiscal 2019, and anticipates annualized pre-tax savings of approximately $1.5 million
($0.05 per basic and diluted common share after tax).

Additionally, in the fourth quarter of 2018, the Company expects to incur a pre-tax charge of approximately $5.5 million ($0.17 per basic and diluted common share after tax) due to updating the estimate of the impact of an immaterial error related to policy benefits on a closed block of interest sensitive whole life business along with accrued interest associated with remediating the error. The error arose and accumulated over several years, with no prior year significantly impacted.

In the aggregate, the items discussed above are expected to negatively impact the Company's fourth quarter 2018 earnings by approximately $13.2 million pre-tax ($0.41 per basic and diluted common share after tax).

Cautionary Note Regarding Forward-Looking Statements

This report contains forward-looking statements intended to qualify for the "safe harbor" from liability established by the Private Securities Litigation Reform Act. For example, statements regarding the estimated financial impact of the items disclosed above are forward-looking statements. Forward-looking statements are subject to significant risks and uncertainties. Investors are cautioned against placing undue reliance on such statements. Actual results may differ materially from those set forth in the forward-looking statements. Forward-looking statements are based upon the current beliefs and expectations of FBL Financial Group and on information currently available to FBL Financial Group. Such statements speak as of the date hereof, and FBL Financial Group does not assume any obligation to update these statements or to update the reasons why actual results could differ from those contained in such statements in light of new information or future events. Factors that could cause actual results to differ materially from those described in the forward-looking statements can be found in Part I, Item 1A. "Risk Factors ” in our Annual Report on Form 10-K for the year ended December 31, 2017 and in subsequent periodic reports that FBL Financial Group files with the SEC. In addition, FBL Financial Group disclaims any inference regarding the materiality of the information disclosed herein which otherwise may arise as a result of its filing such information under Item 8.01 of this Current Report on Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 22, 2019                    FBL FINANCIAL GROUP, INC.

By    /s/ Donald J. Seibel
Donald J. Seibel
Chief Financial Officer